                                                                    EXHIBIT 10.1


                               GEOGRAPHICS, INC.,
                             A DELAWARE CORPORATION




                             SUBSCRIPTION AGREEMENT

                                  COMMON STOCK,
                           PAR VALUE $0.001 PER SHARE







THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF GEOGRAPHICS, INC., A DELAWARE CORPORATION (THE "COMPANY") REFERRED TO IN THIS SUBSCRIPTION AGREEMENT IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SALE.

THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE "SHARES") REFERRED TO IN THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES ARE BEING OFFERED AND SOLD PURSUANT TO AN APPLICABLE EXEMPTION UNDER THE ACT.

A PURCHASER OF SHARES MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE SHARES HAVE NOT BEEN REGISTERED UNDER THE ACT, AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THERE IS NO OBLIGATION OF THE COMPANY TO REGISTER THE SHARES UNDER THE ACT. NO PUBLIC OR OTHER MARKET IS EXPECTED TO DEVELOP FOR THE SHARES. THE SHARES ARE NOT TRANSFERABLE WITHOUT THE CONSENT OF THE COMPANY AND SATISFACTION OF CERTAIN OTHER CONDITIONS.

THE SHARES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND ANY TRANSFER OF THE SHARES ALSO MUST COMPLY WITH ANY APPLICABLE STATE SECURITIES LAWS.

                               GEOGRAPHICS, INC.,
                             A DELAWARE CORPORATION


                             SUBSCRIPTION AGREEMENT



To:      Geographics, Inc.
         1555 Odell Road
         Blaine, Washington  98231
         Attention:  James L. Dorman

Ladies and Gentlemen:

         Subject to the terms and conditions hereof, by delivery of this executed Subscription Agreement ("Subscription Agreement"), I hereby agree to tender this subscription for thirty nine million seven hundred fifty thousand five hundred twenty (39,750,520) shares (the "Total Number of Shares"; the actual shares purchased by the undersigned pursuant hereto are referred to collectively as the "Shares" and each as a "Share") of the common stock, par value $0.001 per share (the "Stock"), of Geographics, Inc., a Delaware corporation (the "Company"). The purchase price per Share (the "Price per Share") shall be $0.12579. I promise to pay the Company, as consideration for the Total Number of Shares, the total amount of $5,000,217.91 (the "Aggregate Purchase Price"). The Shares shall be purchased on such dates (each is a "Purchase Date"), in such amounts and for such portion of the Aggregate Purchase Price as is set forth in Section 2(a) hereof. By executing this Subscription Agreement, I agree to be bound by all of the terms, provisions, warranties and conditions contained herein. It is understood and agreed that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and absolute discretion. I understand that this Subscription Agreement is not binding upon the Company until accepted in writing by the Company.

         By execution below, I acknowledge the accuracy and completeness of the representations contained herein and I will notify the Company immediately of any material change in any such information.

         1. MY REPRESENTATIONS AND WARRANTIES. I hereby represent and warrant to the Company (which representations and warranties shall remain true and correct on and as of each Purchase Date as though expressly made thereon) as follows:

         (a) The Company has made available all information which I have requested in connection with the purchase of the Shares, and I have been afforded an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the purchase of the Shares and the Company and the opportunity to obtain any additional information necessary to verify the accuracy of information otherwise furnished by the Company. All of the information so requested has been provided, and I require no additional information to evaluate the merits and risks of an investment in the Company.

         (b) I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of acquisition of the Shares and of making an informed investment decision with respect thereto. I have reviewed all of the information provided by the Company and by virtue of such review understand the merits and risks of an investment in the Shares.

         (c) I acknowledge that the Company's counsel has prepared this Subscription Agreement at the direction of the Company's Board of Directors and I have received no representation from the Company's counsel about the personal tax or other consequences of this Subscription Agreement. I have relied upon my own legal and tax counsel to the extent I have deemed them necessary as to all matters and questions concerning the purchase of the Shares, and I have not relied upon any opinion of the Company, its counsel or accountants. Furthermore, I have obtained, to the extent I have deemed necessary, my own professional advice with respect to the risks involved with the investment in the Shares, and the suitability of the investment in the Shares in light of my financial condition and investment needs.

         (d) My financial condition is such that I am able to bear the risk of holding the Shares, or any portion thereof, for an indefinite period of time and the risk of loss of my entire investment in the Company. I believe that an investment in the Shares is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for current financial needs and personal contingencies and have no need for liquidity of investment with respect to the Shares.

         (e) The Shares are being acquired for my own account for investment, with no intention of distributing or selling any portion thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), and will not be transferred by me, in whole or part, in violation of the Act or the then applicable rules or regulations thereunder.

         (f) I am aware that my rights to transfer the Shares are restricted by the Act, applicable state securities laws and the absence of a market for the Shares, and I will not offer for sale, sell or otherwise transfer the Shares without complying with all applicable provisions of the Act and applicable state securities laws. I understand that the certificates representing the Shares purchased will bear restrictive legends referring to the restrictions on transfer thereof resulting from their issuance without registration under applicable securities laws.

         (g)      I acknowledge and am aware of the following:

                  (i) The Shares will not be, and investors in the Company have no rights to require that the Shares be, registered under the Act or the Securities

                           Exchange Act of 1934, as amended, and I may have to hold the Shares indefinitely, and it may not be possible for me to liquidate my investment in the Company;

                  (ii) No state or federal agency has made any finding or determination as to the fairness of the terms of the offering and sale of the Shares, nor has any state or federal agency recommended or endorsed the Shares;

                  (iii) Neither the Company nor any of its officers, directors, employees, agents or advisors or others have, in connection with this investment, indicated that the Company will attain any specified level of profit or loss at any time, and I have not relied upon any such statement made by anyone in the making of this investment;

                  (iv) No general advertising or solicitation has been employed by the Company in connection with the sale of the Shares hereby offered by the Company; and

                  (v) The relative rights, designations, limitations and preferences of the Shares are as set forth in the Company's Articles of Incorporation, a copy of which has been previously provided to me.

         (h) The foregoing representations and warranties, and all other statements contained elsewhere in this Subscription Agreement, are true and accurate as of this date and shall survive such date. If in any respect such representations and warranties or statements shall not be true and accurate prior to the Company's acceptance of this subscription, I agree to give immediate written notice of such fact to the Company, specifying which representations and warranties or statements are not true and accurate and the reasons therefor.

         2.       TOTAL NUMBER OF SHARES; PRICE PER SHARE.

         (a) On or before each Purchase Date set forth below, I agree to pay the Company the amount set forth opposite such Purchase Date (each such required payment a "Payment" and, collectively, the "Payments"), and the Company shall issue to me, in consideration of such Payment, the number of Shares set forth opposite such Purchase Date:



                              PURCHASE DATE                         PAYMENT                       SHARES
                              -------------                         -------                       ------

                            February 18, 2002                    $  500,000.00                 3,974,878.77
                            February 25, 2002                    $1,000,000.00                 7,949,757.53
                              March 15, 2002                     $1,500,000.00                11,924,636.30
                              March 31, 2002                     $2,000,217.91                15,901,247.40



                  I agree that the Company shall apply that certain $500,000 amount payable by the Company to me (the "Amount Payable") to offset the Payment due on the March

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                  31, 2002 Purchase Date, unless the Company applies the Amount
                  Payable in the manner described in Section 2(b) following a Default. I further agree that my failure to pay any Payment when due shall constitute a "Default" under this Subscription Agreement.

         (b) I agree that if a Default occurs for any reason, then the Company may, at its option, at any time or from time to time thereafter, apply the Amount Payable, in its sole discretion, to the purchase of Shares to be issued to me at a purchase price of $0.30 per Share (a "Conversion upon Default"); provided, that if the Company effects a Conversion upon Default, I shall have the option, exercisable within forty-five (45) days following such Conversion upon Default, to purchase an additional 2,308,212.10 shares of Stock from the Company for an aggregate purchase price of $290,350.00.

         3. RELEASE OF VENDOR GUARANTEES; COMPENSATORY WARRANTS. By its acceptance in writing hereof, the Company (i) acknowledges that I have heretofore from time to time made guarantees of certain obligations of the Company to certain trade creditors of the Company (each such guarantee, a "Vendor Guarantee" and, collectively the "Vendor Guarantees") and (ii) consents to, and shall obtain, the release of the following Vendor Guarantees: (A) on or before February 28, 2002, that certain Vendor Guarantee in favor of Delzer Lithograph in the amount of $600,000, (B) on or before February 28, 2002, that certain Vendor Guarantee in favor of Kapco in the amount of $500,000, (C) on or before April 15, 2002, that certain Vendor Guarantee in favor of Z International in the amount of $213,000, and (D) promptly following the Company's acceptance in writing hereof, that certain Vendor Guarantee in favor of Domtar in the amount of $500,000. In satisfaction of the Company's obligation to compensate me for my previous execution and delivery of the Vendor Guarantees, the Company agrees, by its acceptance in writing hereof, that the Company shall issue to me, as soon as reasonably practicable following the date hereof and without additional consideration, warrants to purchase fifty thousand (50,000) additional shares of Stock (the "Compensatory Warrants"). The Compensatory Warrants shall be exercisable in whole (but not in part) within two (2) years of the date of the Company's acceptance in writing of this Subscription Agreement for an exercise price of $0.20 per share.

         4. BOARD OF DIRECTORS. As soon as possible following the Company's written acceptance of this Subscription Agreement, the Company shall (a) expand the Company's Board of Directors (which currently consists of five (5) directors) to seven (7) directors, (b) cause two (2) of the Company's existing directors to resign from the Company's Board of Directors, and (c) to the extent not inconsistent with the fiduciary obligations of the Company's directors, shall cause the remaining directors to fill the vacant positions on the Company's Board of Directors with four (4) individuals to be named by me. I agree that for a period of three (3) years from the date of this Subscription Agreement, I shall vote or abstain from voting (or cause to be voted or abstained from voting) my shares of the Company's voting capital stock in such a manner as to ensure that not less than three (3) members of the Company's Board of Directors are chosen by the affirmative vote of the holders of the Company's capital stock entitled to vote thereon (other than myself and any of my heirs, executors, personal representatives or assignees) as would be effective to result in the election of such members under the Company's organizational documents and the Delaware General Corporation Law.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. By its acceptance in writing hereof, the Company represents and warrants to me, as of the date of the Company's acceptance hereof in writing, that (a) the entire authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share, of which 38,191,676 shares are issued and outstanding, and (b) except as disclosed in that certain Form 10-K filed by the Company with the U.S. Securities and Exchange Commission on July 19, 2001, there are no outstanding options, warrants, convertible securities or other rights to subscribe for or acquire any capital stock or securities convertible into capital stock of the Company.

         6. RIGHT TO PURCHASE ADDITIONAL STOCK. By its acceptance in writing hereof, the Company grants me the option, exercisable in the manner described below following the Company's issuance of any Dilutive Stock (as hereinafter defined), to purchase additional shares of Stock (the "Additional Stock") such that the Shares (including, for this purpose, Shares which have not yet been purchased pursuant to Section 2(a) hereof), the shares of Stock (if any) issued pursuant to Section 2(b) hereof, and the number of shares of Additional Stock to be issued shall collectively constitute fifty-one percent (51%) of the issued and outstanding Stock (including Dilutive Stock and Stock issued to me, but excluding other Stock issued after the date of Company's written acceptance hereof). As used herein, "Dilutive Stock" shall mean Stock issued by the Company pursuant to the exercise of options, warrants (other than the Compensatory Warrants) or convertible subordinated notes which are issued by the Company and are outstanding (but which are not yet exercised or converted) as of the date of the Company's written acceptance hereof. The Company shall give written notice to me promptly following the issuance of any Dilutive Stock, and I shall exercise my option to purchase Additional Stock, and pay the purchase price therefor to the Company, within thirty (30) days of the date the Company sends written notice to me by first class U.S. Mail, facsimile transmission or reputable overnight courier service to my address listed on the signature page hereof or such other address or facsimile number as I may hereafter provide the Company. The purchase price for each share of Additional Stock shall be determined as follows: (a) in the case of Additional Stock to be issued upon the issuance of Dilutive Stock following the exercise of an option or warrant, the purchase price per share of Additional Stock shall be equal to the exercise price per share paid by the holder of the option or warrant, as the case may be; and (b) in the case of Additional Stock to be issued upon the issuance of Dilutive Stock following the conversion of a convertible subordinated note, the purchase price per share of Additional Stock shall be $0.12579 per share.

         7. INDEMNIFICATION. I understand the meaning and legal consequences of the representations and warranties and statements made by me herein, and I acknowledge that the Company is relying on such representations and warranties and statements in making its determination to accept or reject this subscription. I hereby agree to indemnify and hold harmless the Company, its officers and directors and each employee or agent thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty or inaccuracy of any statement made by me in this Subscription Agreement.

         8. TRANSFERABILITY. I agree not to transfer or assign this Subscription Agreement, or any interest herein, and further agree that the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with the Act and other applicable federal and state securities laws.

         9. NO REVOCATION. I agree that this Subscription Agreement and any agreement made by me hereunder is irrevocable, and this Subscription Agreement shall survive my death or disability, except as provided below under Section 11.

         10. REMEDIES UPON DEFAULT. I agree that a Default hereunder shall be a breach of my obligations under this Subscription Agreement, and that, upon the occurrence of any such Default, in addition to the rights and remedies granted to the Company under Section 2(b) hereof, the Company may (i) exercise all the rights and remedies available to it, at law or in equity or otherwise, to seek damages or injunctive relief (including specific performance) for such breach, and also may (ii) terminate its obligations under this Subscription Agreement.

         11. TERMINATION OF SUBSCRIPTION AGREEMENT. If this subscription is rejected by the Company, then and in any such event this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

         12. APPLICABLE LAW; SEVERABILITY. This Subscription Agreement shall be enforced, governed and construed in all respect in accordance with the internal laws of the State of Delaware. If for any reason any provisions hereof are determined to be invalid or contrary to existing or future law, such invalidity shall not impair the operation or effect of those portions of the Subscription Agreement which are valid.

                            [signature page follows]

                                 SIGNATURE PAGE

         I am a resident of the State of Minnesota.


                                                         /s/ Jonathan S. Miner
                                                         ---------------------
         Dated as of February 14, 2002





Subscription      X        Accepted
                  _        Not Accepted
this 14th day of February, 2002.

GEOGRAPHICS, INC.,
A DELAWARE CORPORATION

By: /s/ James L. Dorman
    -------------------
Its: President and Chief Executive Officer
     -------------------------------------







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